Exhibit 23
Consent of Independent Registered Public Accounting Firm
Perrigo Company
Allegan, Michigan
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-46262 and No. 333-141101) of Perrigo Company of our report dated June 27, 2008, relating to the financial statements and supplemental schedule of Perrigo Company Profit-Sharing and Investment Plan appearing in this Form 11-K for the year ended December 31, 2007.
/s/ BDO SEIDMAN, LLP
Grand Rapids, Michigan
June 27, 2008